MarketTrack
Proxy Voting Results (unaudited)
Shareholders of the funds covered in this report approved
all proposals described in the most recent SchwabFunds(r)
proxy solicitation. A special meeting of the shareholders
of Schwab Capital Trust was held on June 1, 2000. The
number of votes necessary to conduct the meeting
and approve each proposal was obtained. The
results of the votes of shareholders are listed
below by proposal.
	For	Withheld
Proposal 1
Election of trustees
Charles R. Schwab	289,830,691	68,146,593
Mariann Byerwalter	289,803,100	68,174,184
Jeremiah H. Chafkin	290,116,655	67,860,629
Donald F. Dorward	289,894,704	68,082,580
William A. Hasler	289,963,656	68,013,628
Robert G. Holmes	290,075,539	67,901,745
Steven L. Scheid	290,226,860	67,750,424
Gerald B. Smith		290,102,267	67,875,017
Donald R. Stephens	290,162,159	67,815,125
Michael W. Wilsey	290,227,986	67,749,298
	For	Against	Abstained1
Proposal 2c1
To approve changes to restrictions regarding borrowing.
Schwab MarketTrack Growth Portfolio	 11,419,780	 235,549 	 3,398,841
Schwab MarketTrack Balanced Portfolio	 11,848,386 	 220,651 	 3,240,013
Schwab MarketTrack Conservative Portfolio 5,509,848 	 136,373 	 1,399,232
Proposal 2c2
To approve changes to restrictions regarding lending.
Schwab MarketTrack Growth Portfolio	 11,414,917 	 235,991 	 3,403,262
Schwab MarketTrack Balanced Portfolio	 11,541,595 	 531,297 	 3,236,158
Schwab MarketTrack Conservative Portfolio 5,517,076 	 129,165	 1,399,232
Proposal 2c3
To approve changes to restrictions regarding senior securities.
Schwab MarketTrack Growth Portfolio	 11,422,234 	 230,522 	 3,401,414
Schwab MarketTrack Balanced Portfolio	 11,543,654 	 523,140 	 3,242,256
Schwab MarketTrack Conservative Portfolio 5,519,462 	 128,036 	 1,397,975

Proposal 2d
To approve changes to restrictions regarding diversification.
Schwab MarketTrack Growth Portfolio	 11,428,098 	 226,331 	 3,399,741
Schwab MarketTrack Balanced Portfolio	 11,566,467 	 530,169 	 3,212,414
Schwab MarketTrack Conservative Portfolio 5,536,683 	 111,768 	 1,397,022

Proposal 2f
To approve changes to restrictions regarding restricted or illiquid securities.
Schwab MarketTrack Growth Portfolio	 11,400,329 	 242,953 	 3,410,888
Schwab MarketTrack Balanced Portfolio	 11,476,534 	 572,081 	 3,260,435
Schwab MarketTrack Conservative Portfolio 5,482,477 	 162,680 	 1,400,316

Proposal 2h
To approve changes to restrictions regarding ownership of securities.
Schwab MarketTrack Growth Portfolio	 11,411,310 	 238,200	 3,404,660
Schwab MarketTrack Balanced Portfolio	 11,542,822	 526,208 	 3,240,020
Schwab MarketTrack Conservative Portfolio 5,515,629 	 131,455 	 1,398,389

Proposal 2i
To approve changes to restrictions regarding industry concentration.
Schwab MarketTrack Growth Portfolio	 11,398,440 	 256,123 	 3,399,607
Schwab MarketTrack Balanced Portfolio	 11,527,192 	 553,043 	 3,228,815
Schwab MarketTrack Conservative Portfolio 5,527,591 	 119,835 	 1,398,047

Proposal 2j
To approve changes to restrictions regarding commodities, futures, and real estate.
Schwab MarketTrack Growth Portfolio	 11,376,082 	 291,468 	 3,386,620
Schwab MarketTrack Balanced Portfolio	 11,490,817 	 577,561 	 3,240,672
Schwab MarketTrack Conservative Portfolio 5,479,196 	 167,132 	 1,399,145

Proposal 2k
To approve changes to restrictions regarding underwriting of securities.
Schwab MarketTrack Growth Portfolio	 11,428,471 	 235,523 	 3,390,176
Schwab MarketTrack Balanced Portfolio	 11,544,632 	 520,892 	 3,243,526
Schwab MarketTrack Conservative Portfolio 5,529,333 	 118,952 	 1,397,188

Proposal 2l
To approve changes to restrictions regarding control of an issuer.
Schwab MarketTrack Growth Portfolio	 11,437,341 	 217,095 	 3,399,734
Schwab MarketTrack Balanced Portfolio	 11,575,097 	 508,921 	 3,225,032
Schwab MarketTrack Conservative Portfolio 5,533,935 	 111,148 	 1,400,390

1	Includes broker non-votes.


Analytics
Proxy Voting Results (unaudited)
Shareholders of the fund covered in this report approved all proposals described in the most recent SchwabFunds(r) proxy solicitation. A special meeting of the shareholders of
Schwab Capital Trust was held on June 1, 2000. The number of votes necessary to conduct the meeting and approve each
proposal was obtained. The results of the votes of
shareholders are listed below by proposal.
	For	Withheld
Proposal 1
Election of trustees
Charles R. Schwab	289,830,691	68,146,593
Mariann Byerwalter	289,803,100	68,174,184
Jeremiah H. Chafkin	290,116,655	67,860,629
Donald F. Dorward	289,894,704	68,082,580
William A. Hasler	289,963,656	68,013,628
Robert G. Holmes	290,075,539	67,901,745
Steven L. Scheid	290,226,860	67,750,424
Gerald B. Smith		290,102,267	67,875,017
Donald R. Stephens	290,162,159	67,815,125
Michael W. Wilsey	290,227,986	67,749,298
	For	Against	Abstained1
Proposal 2c1
To approve changes to restrictions regarding borrowing.
Schwab Analytics Fund(r)8,359,431	301,930	1,114,026
Proposal 2c2
To approve changes to restrictions regarding lending.
Schwab Analytics Fund	8,358,360	304,434	1,112,593
Proposal 2c3
To approve changes to restrictions regarding senior securities.
Schwab Analytics Fund	8,438,908	221,962	1,114,517
Proposal 2d
To approve changes to restrictions regarding diversification.
Schwab Analytics Fund(r)8,411,631	238,808	1,124,948
Proposal 2i
To approve changes to restrictions regarding industry concentration.
Schwab Analytics Fund	8,454,610	207,774	1,113,003
Proposal 2j
To approve changes to restrictions regarding commodities, futures, and real estate.
Schwab Analytics Fund	8,299,223	365,079	1,111,085
Proposal 2k
To approve changes to restrictions underwriting of securities.
Schwab Analytics Fund	8,374,464	288,402	1,112,521

1	Includes broker non-votes.


Institutional Select
Proxy Voting Results (unaudited)
Shareholders of the funds covered in this report approved all proposals described in the most recent SchwabFunds(r) proxy solicitation. A special meeting of the shareholders of The Charles Schwab Family of Funds was held on June 1, 2000. The number of votes necessary to conduct the meeting and approve each proposal was obtained. The results of the votes of shareholders are listed below by proposal.
	For	Withheld
Proposal 1
Election of trustees
Charles R. Schwab	289,830,691	68,146,593
Mariann Byerwalter	289,803,100	68,174,184
Jeremiah H. Chafkin	290,116,655	67,860,629
Donald F. Dorward	289,894,704	68,082,580
William A. Hasler	289,963,656	68,013,628
Robert G. Holmes	290,075,539	67,901,745
Steven L. Scheid	290,226,860	67,750,424
Gerald B. Smith		290,102,267	67,875,017
Donald R. Stephens	290,162,159	67,815,125
Michael W. Wilsey	290,227,986	67,749,298

1	Includes broker non-votes.



MarketManager
Proxy Voting Results (unaudited)
Shareholders of the funds covered in this report approved
all proposals described in the most recent SchwabFunds(r)
proxy solicitation. A special meeting of the
shareholders of Schwab Capital Trust was held on
June 1, 2000. The number of votes necessary to
conduct the meeting and approve each proposal was
obtained. The results of the votes of shareholders are
listed below by proposal.
	For	Withheld
Proposal 1
Election of trustees
Charles R. Schwab	289,830,691	68,146,593
Mariann Byerwalter	289,803,100	68,174,184
Jeremiah H. Chafkin	290,116,655	67,860,629
Donald F. Dorward	289,894,704	68,082,580
William A. Hasler	289,963,656	68,013,628
Robert G. Holmes	290,075,539	67,901,745
Steven L. Scheid	290,226,860	67,750,424
Gerald B. Smith		290,102,267	67,875,017
Donald R. Stephens	290,162,159	67,815,125
Michael W. Wilsey	290,227,986	67,749,298
	For	Against	Abstained1
Proposal 2c1
To approve changes to restrictions regarding borrowing.
Schwab MarketManager International Portfolio
				4,957,733	156,947	659,481

Proposal 2c2
To approve changes to restrictions regarding lending.
Schwab MarketManager International Portfolio
				4,968,682	147,518	657,961

Proposal 2c3
To approve changes to restrictions regarding senior securities.
Schwab MarketManager International Portfolio
				 4,967,075	146,000	661,086

Proposal 2d
To approve changes to restrictions regarding diversification.
Schwab MarketManager International Portfolio
				 4,986,114	131,474	656,573

Proposal 2i
To approve changes to restrictions regarding industry concentration. Schwab MarketManager International Portfolio
				 4,966,707	150,897	656,557

Proposal 2j
To approve changes to restrictions regarding commodities, futures, and real estate.
Schwab MarketManager International Portfolio
				 4,949,170	168,838	656,153

Proposal 2k
To approve changes to restrictions regarding underwriting of securities.
Schwab MarketManager International Portfolio
				 4,980,827	134,253	659,081

1	Includes broker non-votes.

Equity Index
Proxy Voting Results (unaudited)
Shareholders of the funds covered in this report approved
all proposals described in the most recent SchwabFunds(r)
proxy solicitation. A special meeting of the shareholders
of Schwab Capital Trust and Schwab Investments was held on
June 1, 2000. The number of votes necessary to conduct the
meeting and approve each proposal was obtained. The results
of the votes of shareholders are listed below by proposal.
	For	Withheld
Proposal 1
Election of trustees (Schwab Capital Trust)
Charles R. Schwab	 289,830,691 	 68,146,593
Mariann Byerwalter	 289,803,100 	 68,174,184
Jeremiah H. Chafkin	 290,116,655 	 67,860,629
Donald F. Dorward	 289,894,704 	 68,082,580
William A. Hasler	 289,963,656 	 68,013,628
Robert G. Holmes	 290,075,539 	 67,901,745
Steven L. Scheid	 290,226,860 	 67,750,424
Gerald B. Smith	 	 290,102,267 	 67,875,017
Donald R. Stephens	 290,162,159 	 67,815,125
Michael W. Wilsey	 290,227,986 	 67,749,298

Election of trustees (Schwab Investments)
Charles R. Schwab	 164,731,678 	 19,977,396
Mariann Byerwalter	 164,731,678 	 19,977,396
Jeremiah H. Chafkin	 164,731,678 	 19,977,396
Donald F. Dorward	 164,731,678 	 19,977,396
William A. Hasler	 164,731,678 	 19,977,396
Robert G. Holmes	 164,731,678 	 19,977,396
Steven L. Scheid	 164,731,678 	 19,977,396
Gerald B. Smith	 	 164,731,678 	 19,977,396
Donald R. Stephens	 164,731,678 	 19,977,396
Michael W. Wilsey	 164,731,678 	 19,977,396
Proposal 2c1
To approve changes to restrictions regarding borrowing.
Schwab S&P 500 Fund	 143,724,607 	 3,999,214 	 35,801,921
Schwab 1000(r)	 	  75,333,834 	 2,664,432 	 18,546,852
Schwab Small-Cap Index Fund(r)
			  28,545,531 	 591,356 	 813,594
Schwab International Index Fund(r)
			  29,554,482 	 519,028 	 1,060,508
Proposal 2c2
To approve changes to restrictions regarding lending.
Schwab S&P 500 Fund	143,619,954	4,023,269	35,882,519
Schwab 1000		75,282,017	2,696,603	18,566,498
Schwab Small-Cap Index Fund
			28,538,352	600,356	811,773
Schwab International Index Fund
			29,559,344	517,860	1,056,814
Proposal 2c3
To approve changes to restrictions regarding senior securities.
Schwab S&P 500 Fund	 143,776,649 	 3,835,530 	 35,913,563
Schwab 1000		  75,474,928 	 2,441,866 	 18,628,324
Schwab Small-Cap Index Fund
			  28,547,289 	 587,637 	 815,555
Schwab International Index Fund
			  29,445,882 	 626,254 	 1,061,882
Proposal 2d
To approve changes to restrictions regarding diversification.
Schwab S&P 500 Fund	 144,262,800 	 3,452,434 	 35,810,508
Schwab 1000		  75,736,838 	 2,278,087 	 18,530,193
Schwab Small-Cap Index Fund
			  28,587,955 	 548,307 	 814,219
Schwab International Index Fund
			  29,610,805 	 467,708 	 1,055,505
Proposal 2f
To approve changes to restrictions regarding restricted or
illiquid securities.
Schwab S&P 500 Fund	143,500,531	4,141,136	35,884,075
Schwab 1000	      	 75,115,192	2,852,761	18,577,165
Schwab Small-Cap Index Fund
			 28,476,187	664,012	810,282
Schwab International Index Fund
			29,430,041	651,558	1,052,419
Proposal 2h
To approve changes to restrictions regarding ownership of securities.
Schwab S&P 500 Fund	143,776,649 	 3,835,530 	 35,913,563
Schwab 1000	 	 75,474,928 	 2,441,866 	 18,628,324
Schwab Small-Cap Index Fund
			 28,547,289 	 587,637 	 815,555
Schwab International Index Fund
			 29,445,882 	 626,254 	 1,061,882
Proposal 2i
To approve changes to restrictions regarding industry concentration.
Schwab S&P 500 Fund	144,000,435 	 3,605,355 	 35,919,952
Schwab 1000(r)	 	 75,484,898 	 2,491,463 	 18,568,757
Schwab Small-Cap Index Fund(r)
			 28,571,274 	 568,552 	 810,654
Schwab International Index Fund(r)
			 29,581,436 	 495,337 	 1,057,245
Proposal 2j
To approve changes to restrictions regarding commodities, futures, and real estate.
Schwab S&P 500 Fund	143,626,528	4,011,490	35,887,724
Schwab 1000		 75,105,085	2,888,198	18,551,835
Schwab Small-Cap Index Fund
			 28,495,105	642,479	812,896
Schwab International Index Fund
			 29,525,824	546,464	1,061,730
Proposal 2k
To approve changes to restrictions regarding underwriting of securities.
Schwab S&P 500 Fund	143,826,747	3,818,261	35,880,734
Schwab 1000		 75,343,762	2,603,781	18,597,575
Schwab Small-Cap Index Fund
			 28,559,582	582,543	808,356
Schwab International Index Fund
			 29,580,737	496,340	1,056,941
Proposal 2l
To approve changes to restrictions regarding control of an issuer.
Schwab S&P 500 Fund	144,449,548	3,480,991	35,595,203
Schwab 1000		 75,550,728	2,476,012	18,518,378
Schwab Small-Cap Index Fund
			 28,618,383	584,453	747,645
Schwab International Index Fund
			 30,175,116	501,706	457,196
Proposal 3a
To approve changes to restrictions regarding the Schwab Small-Cap Index Fund investment objective and to eliminate the fund's investment policy regarding portfolio composition.
Schwab Small-Cap Index Fund
			29,000,928	410,034	539,519
Proposal 3b
To approve changes to restrictions regarding the Schwab
International Index Fund investment objective and to
eliminate the fund's investment policy regarding portfolio
composition.
Schwab International Index Fund
			 30,502,318	388,639	243,061

1	Includes broker non-votes.